Exhibit 21

MAGELLAN HEALTH SERVICES, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:	Entity Type:

Green Spring Health Services, Inc.	Delaware	C

Subsidiaries:

AdvoCare of Tennessee, Inc.	Tennessee	C

Subsidiary:

Premier Holdings, LLC	Tennessee	LLC

Subsidiary:

Premier Behavioral Systems of Tennessee, LLC	Tennessee	LLC

ICORE Healthcare, LLC	Delaware

Subsidiary:

ONCORE Healthcare, LLC	Delaware

Magellan Behavioral of Michigan, Inc.	Michigan	C

Magellan Behavioral Health of New Jersey, LLC	New Jersey	LLC

Magellan Health Services of California, Inc. — Employer Services	California	C

Magellan Behavioral Health, Inc.	Delaware	C

Subsidiaries:

First Health Services Corporation	Virginia	C

Subsidiaries:	Canada	C

First Health Services of Florida, Inc.	Florida	C

First Health Services of Montana, Inc.	Montana	C

FHC, Inc.	Canada	C

Provider Synergies, LLC	Ohio	LLC

Human Affairs International of California, Inc.	California	C

Magellan Behavioral Health of Colorado, Inc.	Colorado	C

Magellan Behavioral Health of Florida, Inc.	Florida	C

Subsidiary:

The Community Based Care Partnership, Ltd.	Florida

Magellan Behavioral Health Systems, LLC	Utah	LLC

Subsidiary:

Human Affairs International of Pennsylvania, Inc.	Pennsylvania	C

Magellan Behavioral Health of Nebraska, LLC	Nebraska	LLC

Magellan Health Services of Arizona, Inc.	Arizona	C

Magellan CBHS Holdings, LLC	Delaware	LLC

Subsidiaries:

Charter Behavioral Health System of Lafayette, Inc.	Louisiana	C

Subsidiary:

The Charter Cypress Behavioral Health System, L.L.C.	Tennessee	LLC

Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts	C

Charter Behavioral Health System of New Mexico, Inc.	New Mexico	C

Subsidiary:

The Charter Heights Behavioral Health System Limited Partnership	Delaware	LP

Charter Fairmount Behavioral Health System, Inc.	Pennsylvania	C

Charter Hospital of Santa Teresa, Inc.	New Mexico	C

Charter Medical of Puerto Rico, Inc.	Puerto Rico	C

Charter MOB of Charlottesville, Inc.	Virginia	C

Subsidiary:

Mental Healthsource, L.L.C.	Virginia	LLC

Charter North Star Behavioral Health System, L.L.C.	Tennessee	LLC

Charter Northridge Behavioral Health System, Inc.	North Carolina	C

Subsidiary:

Holly Hill/Charter Behavioral Health System, L.L.C.	Tennessee	LLC

Plymouth Insurance Company, Ltd.	Bermuda	C

MBH of Puerto Rico, Inc.	Puerto Rico	C

Merit Behavioral Care Corporation	Delaware	C

Subsidiaries:

AGCA, Inc.	Pennsylvania	C

Subsidiary:

U.S. IPA Providers, Inc.	New York	C

Arizona Biodyne, Inc.	Arizona	C

Magellan HRSC, Inc.	Ohio	C

Magellan Health Services of New Mexico, Inc.	New Mexico	C

Merit Behavioral Care of Massachusetts, Inc.	Massachusetts	C

Subsidiary:

Magellan Behavioral Health of Connecticut, LLC	Connecticut	LLC

Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania	C

CMG Health, Inc.	Maryland	C

Montana Community Partners, Inc.	Montana	C

Continuum Behavioral Care, LLC	Rhode Island	LLC

Continuum Behavioral Healthcare Corporation	Delaware	C

Magellan Behavioral Health Providers of Texas, Inc.	Texas	C

MBC of America, Inc.	Delaware	C

Subsidiary:

Empire Community Delivery Systems, LLC	New York	LLC

MBC of North Carolina, LLC	North Carolina	LLC

Magellan Behavioral Care of Iowa, Inc.	Iowa	C

Merit Health Insurance Company	Illinois	C

Subsidiary:

Magellan Life Insurance Company	Delaware	C

PPC Group, Inc.	Delaware	C

P.P.C., Inc.	Missouri	C

Subsidiary:

Personal Performance Consultants of New York, Inc.	New York	C

National Imaging Associates, Inc.	Delaware

Subsidiary:

NIA IPA of New York, Inc.	New York

National Imaging Associates of Pennsylvania, LLC	Pennsylvania	LLC

National Imaging of CA, Inc.	California	C

Tennessee Behavioral Health, Inc.	Tennessee	C

Magellan Capital, Inc.	Delaware	LLC

Magellan Financial Capital, Inc.	Nevada	C

Magellan Sub Co III, Inc.	Florida	C